Exhibit A

Operating Expense Limits
Effective April 30, 2025

Fund	Class	Operating Expense Limit	Term
Rational Strategic Allocation Fund	Class A Class C Institutional Class T	0.70% 1.45% 0.45% 0.70%	April 30, 2026
Rational Tactical Return Fund	Class A Class C Institutional Class T	2.24% 2.99% 1.99% 2.24%	April 30, 2026
Rational Dynamic Brands Fund	Class A Class C Institutional Class T	1.49% 2.24% 1.24% 1.49%	April 30, 2026
Rational/ReSolve Adaptive Asset Allocation Fund	Class A Class C Institutional Class T	2.22% 2.97% 1.97% 2.22%	April 30, 2026
Rational Select Asset Fund	Class A Class C Institutional Class T	1.65% 2.40% 1.40% 1.65%	April 30, 2026
Rational/Pier 88 Convertible Securities Fund	Class A Class C Institutional	1.24% 1.99% 0.99%	April 30, 2026
Rational Equity Armor Fund	Class A Class C Institutional	1.85% 2.60% 1.60%	April 30, 2026
Rational Special Situations Income Fund	Class A Class C Institutional	2.00% 2.75% 1.75%	April 30, 2026

Mutual Fund and Variable Insurance Trust

By: /s/ Tobias Caldwell

Print Name: Tobias Caldwell

Title: Trustee

Rational Advisors, Inc.

By: /s/ Jerry Szilagyi

Print Name: Jerry Szilagyi

Title: President